Exhibit 99.1

Enanta Pharmaceuticals Reports Financial Results for its Fiscal First Quarter

Ended December 31, 2025

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Conducting Phase 3 Enabling Activities, Including Discussions with U.S. Food & Drug Administration (FDA), for Zelicapavir, an N-Protein Inhibitor in Development to Treat Respiratory Syncytial Virus (RSV)
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Introduced New Immunology Program Focused on MRGPRX2 Inhibition; On Track to Select a Development Candidate in 2H 2026
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On Track to File an Investigational New Drug Application (IND) in 1Q 2026 and Report Phase 1 Data in 4Q 2026 for EDP-978, an Oral, Once-Daily KIT Inhibitor Clinical Candidate
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On Track to File an IND in 2H 2026 for EPS-3903, an Oral, Once-Daily STAT6 Inhibitor Development Candidate
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Strong Financial Position of $241.9 Million Supported by Continuing Retained Royalties, with Cash Runway Expected to Fund Operations into Fiscal 2029

WATERTOWN, Mass., February 9, 2026 – Enanta Pharmaceuticals, Inc. (NASDAQ:ENTA), a clinical-stage biotechnology company dedicated to creating small molecule drugs for viral infections and immunological diseases, today reported financial results for its fiscal first quarter ended December 31, 2025.

“Enanta entered the year with significant momentum, advancing our leading RSV treatment portfolio with preparation for a Phase 3 study and expanding our immunology pipeline with the introduction of our third program focused on developing oral MRGPRX2 inhibitors for type 2 immune driven diseases,” said Jay R. Luly, Ph.D., President and Chief Executive Officer at Enanta Pharmaceuticals. “With zelicapavir demonstrating clinically meaningful benefits in pediatric and high‑risk adult RSV studies and EDP‑323 showing promise not only in treatment, but also in post‑exposure prophylaxis, we are driving forward first-in-disease programs that have the potential to fundamentally change RSV patient care. In tandem, we are further building out our immunology portfolio, which now includes highly selective inhibitors of KIT, STAT6 and MRGPRX2.”

Fiscal First Quarter Ended December 31, 2025 Financial Results

Total revenue for the three months ended December 31, 2025 was $18.6 million and consisted of royalty revenue from worldwide net sales of MAVYRET®/MAVIRET® (glecaprevir/pibrentasvir), AbbVie’s eight-week treatment for chronic hepatitis C virus, compared to $17.0 million for the three months ended December 31, 2024. The increase in revenue is due to an increase in AbbVie’s product sales.

A portion (54.5%) of Enanta’s ongoing royalty revenue from AbbVie’s net sales of MAVYRET®/MAVIRET® is paid to OMERS, one of Canada’s largest defined benefit pension plans, pursuant to a royalty sale transaction affecting royalties earned after June 2023. For financial reporting purposes, the transaction was treated as debt, with the upfront purchase payment of $200.0 million recorded as a liability. Each quarter, Enanta records 100% of the royalty earned as revenue and then amortizes the debt liability proportionally as 54.5% of the cash royalty payments are paid to OMERS through June 30, 2032. This is subject to a cap of 1.42 times the purchase payment, after which point 100% of the cash royalty payments will be retained by Enanta. Interest expense was $3.1 million for the three months ended December 31, 2025, as compared to interest expense of $2.0 million for the three months ended December 31, 2024.

Research and development expenses totaled $20.9 million for the three months ended December 31, 2025, compared to $27.7 million for the three months ended December 31, 2024. The decrease was due to a decrease in clinical trial expenses for Enanta’s RSV programs, partially offset by increased costs associated with the Company’s immunology programs.

General and administrative expenses totaled $9.0 million for the three months ended December 31, 2025, compared to $12.8 million for the three months ended December 31, 2024. The decrease was due to a decrease in stock-based compensation expenses and a decrease in legal expenses related to the Company’s patent infringement lawsuits against Pfizer.

Interest and investment income, net, totaled $2.4 million for the three months ended December 31, 2025, compared to $2.8 million for the three months ended December 31, 2024. The decrease in interest and investment income was due to lower interest rates year over year.

Enanta recorded an income tax expense of less than $0.1 million for the three months ended December 31, 2025, compared to an income tax benefit of $0.4 million for the three months ended December 31, 2024. Enanta recorded interest earned on its federal income tax refund during the three months ended December 31, 2024, until the $33.8 million refund was received in April 2025.

Net loss for the three months ended December 31, 2025 was $11.9 million, or a loss of $0.42 per diluted common share, compared to a net loss of $22.3 million, or a loss of $1.05 per diluted common share, for the corresponding period in 2024.

Enanta’s cash, cash equivalents and short-term and long-term marketable securities totaled $241.9 million at December 31, 2025. Enanta expects that its current cash, cash equivalents and marketable securities, as well as its retained portion of future royalty revenue, will be sufficient to meet the anticipated cash requirements of its existing business and development programs into fiscal 2029.

Virology

Enanta’s virology pipeline includes the leading portfolio in development for oral RSV treatment, consisting of zelicapavir, Enanta’s lead, once-daily N-protein inhibitor, and EDP-323, its once-daily L-protein inhibitor, both of which received Fast Track designation from the U.S. Food and Drug Administration.

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In September 2025, Enanta announced positive data from RSVHR, a Phase 2b study evaluating zelicapavir in a high-risk adult outpatient population, including the elderly and those with asthma, chronic obstructive pulmonary disease, or congestive heart failure. A clinically meaningful improvement in time to complete resolution of all 13 RSV symptoms was observed for zelicapavir compared to placebo, with an improvement of 6.7 days for patients with congestive heart failure, chronic obstructive pulmonary disease or age 75 or older, termed the HR3 population. Zelicapavir also showed an improvement in time to complete resolution on the 29-parameter total RiiQ™ symptom scale of 7.2 days for the HR3 population compared to placebo. The study met key secondary endpoints, including a reduction in hospitalization and antiviral effects. Zelicapavir has been dosed in more than 700 people to date and continues to be well-tolerated with a favorable safety profile.
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Enanta continues to conduct Phase 3 enabling activities, with the goal of aligning with the FDA in the second quarter of 2026 on an adult Phase 3 trial design and overall registration path. In parallel, Enanta is exploring potential business development opportunities related to its RSV program.
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Enanta’s second RSV candidate, EDP-323, can be used alone or in combination with other agents, such as zelicapavir, to potentially broaden the treatment window or addressable patient populations.
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In October 2025, the Company presented data on a post-exposure prophylaxis analysis performed in subjects who were not infected by Day 5 after RSV exposure in the previously disclosed EDP-323 Phase 2a human challenge study. The data showed the potential for EDP-323 to be effective in preventing RSV infection when initiated up to five days after RSV exposure, building on the previously reported EDP-323 challenge study treatment data.

Immunology

Enanta’s immunology pipeline is focused on designing and developing highly potent and selective oral inhibitors for the treatment of inflammatory diseases, by targeting key drivers of the type 2 immune response.

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In January 2026, Enanta announced its third immunology program targeting MRGPRX2, a non-canonical G-Protein-Coupled-Receptor (GPCR) expressed predominantly on mast cells. Inhibiting MRGPRX2 may have potential to address multiple chronic inflammatory diseases including urticaria, asthma, prurigo nodularis and others. Currently, Enanta is advancing novel, potent and selective oral inhibitors of MRGPRX2. The Company’s prototype MRGPRX2 inhibitors exhibit potent inhibition in vitro and in vivo. Specifically, they demonstrate MRGPRX2 inhibition with nanomolar potency (EC50 of 1-2nM) in cellular assays and prevent skin mast cell activation in humanized MRGPRX2 mouse models. Further, the Company’s MRGPRX2 prototype inhibitors show potent activity across multiple MRGPRX2 agonists. These prototypes are highly selective for MRGPRX2 versus other GPCRs, and show favorable in vitro and in vivo ADME properties supporting once daily dosing. Enanta continues to evaluate multiple compounds in preclinical studies and expects to select a development candidate in the second half of 2026.
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Enanta recently selected EDP-978, a novel, potent and selective oral KIT inhibitor, as its clinical candidate for the treatment of chronic spontaneous urticaria and potentially other mast cell driven diseases. EDP-978 demonstrates nanomolar potency in both binding and cellular assays, sub-nanomolar activity in vivo, and high selectivity for KIT versus other kinases. EDP-978 also exhibits favorable in vitro and in vivo ADME properties preclinically. The Company is on track to submit an IND in the first quarter, with topline Phase 1 data expected in the fourth quarter of 2026.

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Enanta plans to have two presentations of pre-clinical data related to its KIT program at the American Academy of Allergy, Asthma & Immunology (AAAAI) 2026 Annual Meeting taking place February 27 to March 2, 2026.
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In November 2025, Enanta nominated EPS-3903, a novel, potent and selective oral STAT6 inhibitor, as its lead development candidate for the treatment of atopic dermatitis and other diseases currently treated by dupilumab. Preclinical data show EPS-3903 exhibits nanomolar activity in binding and cellular assays and high selectivity for STAT6. Importantly, EPS-3903 shows rapid, continuous and complete (>90%) inhibition of phosphorylated STAT6 (pSTAT6) after oral dosing in mice. Further, EPS-3903 demonstrates efficacy comparable to dupilumab in multiple disease models. Specifically, in a house dust mite asthma model, treatment with EPS-3903 results in complete (>90%) inhibition of lung pSTAT6 and decreased inflammation comparable to dupilumab, including clinically relevant biomarkers of eosinophils and TARC in the lung and serum IgE. Additionally, in an MC903 atopic dermatitis mouse model, EPS-3903 demonstrates efficacy comparable to dupilumab, with complete (>90%) inhibition of pSTAT6 in the skin and spleen, as well as a robust decrease in serum IgE. EPS-3903 has favorable in vitro and in vivo ADME properties with once-daily dosing potential. The Company is currently performing scale-up and IND enabling activities and targeting an IND filing in the second half of 2026.
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Enanta plans to have four presentations of pre-clinical data related to its STAT6 program at Immunology2026TM, held by the American Association of Immunologists (AAI), taking place April 15-19, 2026.

Corporate

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Enanta plans to issue its fiscal second quarter financial results press release on May 11, 2026.

About Enanta Pharmaceuticals, Inc.

Enanta is using its robust, chemistry-driven approach and drug discovery capabilities to become a leader in the discovery and development of small molecule drugs for viral infections and immunological diseases. Enanta’s clinical programs are currently focused on respiratory syncytial virus (RSV) and its earlier-stage immunology pipeline aims to develop treatments for inflammatory diseases by targeting key drivers of the type 2 immune response, with KIT, STAT6 and MRGPRX2 inhibition.

Glecaprevir, a protease inhibitor discovered by Enanta, is part of one of the leading treatment regimens for curing hepatitis C virus (HCV) infection and is sold by AbbVie in numerous countries under the tradenames MAVYRET® (U.S.) and MAVIRET® (ex-U.S.) (glecaprevir/pibrentasvir). A portion of Enanta’s royalties from HCV products developed under its collaboration with AbbVie contribute ongoing funding to Enanta’s operations. Please visit www.enanta.com for more information.

Forward Looking Statements

This press release contains forward-looking statements, including statements with respect to the timeline and prospects for advancement of Enanta’s clinical programs in RSV and its preclinical immunology programs, including its programs targeting KIT, STAT6 and MRGPRX2 inhibition. Statements that are not historical facts are based on management’s current expectations, estimates, forecasts and projections about Enanta’s business and the industry in which it operates and management’s beliefs and assumptions. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors and risks that may affect actual results include: the impact of development, regulatory and marketing efforts of others with respect to vaccines and competitive treatments for RSV; the discovery and development risks of Enanta’s programs in virology and immunology; Enanta’s limited clinical development experience; Enanta’s ability to partner its RSV or other programs; Enanta’s need to attract and retain senior management and key research and development personnel; Enanta’s need to obtain and maintain patent protection for its product candidates and avoid potential infringement of the intellectual property rights of others; and other risk factors described or referred to in “Risk Factors” in Enanta’s Form 10-K for the fiscal year-ended September 30, 2025, and any other periodic reports filed more recently with the Securities and Exchange Commission. Enanta cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this release, and Enanta undertakes no obligation to update or revise these statements, except as may be required by law.

Tables to Follow

ENANTA PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(in thousands, except per share amounts)

	Three Months Ended
	December 31,
	2025	2024

Revenue	$18,615	$16,959
Operating expenses
Research and development	20,859	27,656
General and administrative	9,009	12,846
Total operating expenses	29,868	40,502
Loss from operations	(11,253)	(23,543)
Interest expense	(3,083)	(1,962)
Interest and investment income, net	2,422	2,799
Loss before income taxes	(11,914)	(22,706)
Income tax (expense) benefit	(24)	416
Net loss	$(11,938)	$(22,290)

Net loss per share
Basic	$(0.42)	$(1.05)
Diluted	$(0.42)	$(1.05)
Weighted average common shares outstanding
Basic	28,748	21,238
Diluted	28,748	21,238

ENANTA PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED
(in thousands)

	December 31,	September 30,
	2025	2025
Assets
Current assets
Cash and cash equivalents	$37,437	$32,298
Short-term marketable securities	148,412	156,566
Accounts receivable	8,493	6,882
Prepaid expenses and other current assets	4,342	8,590
Total current assets	198,684	204,336
Long-term marketable securities	56,055	—
Property and equipment, net	34,308	35,395
Operating lease, right-of-use assets	37,003	37,549
Long-term restricted cash	3,360	3,360
Other long-term assets	93	92
Total assets	$329,503	$280,732
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,885	$1,948
Accrued expenses and other current liabilities	7,575	12,751
Liability related to the sale of future royalties	31,981	30,710
Operating lease liabilities	3,287	3,146
Total current liabilities	44,728	48,555
Liability related to the sale of future royalties, net of current portion	102,822	111,132
Operating lease liabilities, net of current portion	53,782	54,757
Series 1 nonconvertible preferred stock	1,311	1,311
Other long-term liabilities	269	260
Total liabilities	202,912	216,015
Total stockholders' equity	126,591	64,717
Total liabilities and stockholders' equity	$329,503	$280,732

Media and Investors Contact:

Jennifer Viera

617-744-3848

jviera@enanta.com